UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/13/2010

BMC Software, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-16393

Delaware	74-2126120
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2101 CityWest Blvd.
Houston, TX 77042-2827
(Address of principal executive offices, including zip code)

713-918-8800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 13, 2010, the Board of Directors (the "Board") of BMC Software, Inc. (the "Company") increased the size of the Board from nine directors to eleven directors effective May 17, 2010, as permitted by the Company's Amended and Restated Bylaws. The Board also appointed Mark J. Hawkins and Stephan A. James as directors of the Company effective May 17, 2010. Messrs. Hawkins and James were not appointed to any Board committees at this time.

Messrs. Hawkins and James will be compensated in accordance with the compensation program for the Company's non-employee directors, as described in the Company's proxy statement filed with the Securities and Exchange Commission on June 24, 2009. Accordingly, upon their appointment to the Board, they each received an initial award of 1,355 RSUs (based on an annual RSU value of $288,000 prorated) which vest in full as of the date of the Company's 2010 Annual Meeting of Stockholders. The Company will enter into an indemnification agreement with each of Messrs. Hawkins and James, the form of which was previously publicly filed as Exhibit 10.11 to the Company's 10-K for the year ended March 31, 1995.

There are no arrangements or understandings between Mr. Hawkins or Mr. James and any other person pursuant to which either of them were appointed as a director of the Company. There are no transactions in which Mr. Hawkins or Mr. James has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Company issued press releases on May 17, 2010 announcing the appointment of Messrs. Hawkins and James to the Board. Copies of these press releases are filed as exhibits to this Current Report.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.       Exhibit Description
99.1             Press Release issued by BMC Software, Inc. on May 17, 2010
99.2             Press Release issued by BMC Software, Inc. on May 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC Software, Inc.

Date: May 17, 2010	By:	/s/ Christopher C. Chaffin
Christopher C. Chaffin
VP, Deputy General Counsel & Asst. Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release issued by BMC Software, Inc. on May 17, 2010
EX-99.2	Press Release issued by BMC Software, Inc. on May 17, 2010